[COMPANY LOGO]                 CONTACT:  Roger L. Christensen, President and CEO
                               541/298-6633 or christensen@columbiabancorp.com
                               Greg B. Spear, Vice Chair and CFO
                               541/298-6612 or gspear@columbiabancorp.com


                Columbia Bancorp Pre-Announces Fourth Quarter and
                        Fiscal Year 2007 EarningsGuidance

      THE DALLES, Oregon, Jan. 9 /PRNewswire-FirstCall/ -- Columbia Bancorp (Nasdaq: CBBO), is the financial holding company for Columbia River Bank. Roger Christensen, Columbia Bancorp President and CEO announced, "Given the volatility in the banking sector in combination with recent news from northwest banks, we believe it is potentially helpful to our investors that we release early earnings guidance, and we are proud to announce that we will exceed analysts' published expectations for our fourth quarter and fiscal year 2007."

      The most recent published analysts' average earnings projection for Columbia Bancorp's diluted earnings per share is $0.35 for the fourth quarter 2007 and $1.36 for the year-ended 2007, as reported on http://www.bloomberg.com. Columbia expects diluted earnings per share will range between $0.39 and $0.41 for fourth quarter 2007 and $1.40 to $1.42 for the year-ended 2007, as compared to fourth quarter 2006 diluted earnings per share of $0.41 and year-ended 2006 of $1.55.

      Credit quality remains within the guidance management provided during the third quarter press release and webcast. This is a result of our diversified markets, past underwriting practices and experienced lending staff. The estimated non-performing assets (NPAs) at year-end 2007 should fall between a range of 0.98% and 1.03% as a percent of total assets, compared to 0.88% at the end of the third quarter. Columbia believes the loss potential for all NPAs, at this time, is properly reserved based on the current underlying real estate and other collateral values.

      "Our management team is poised to lead Columbia and its shareholders through what are likely to be some difficult and volatile times in our industry," stated Christensen. "We recognize investors are concerned about credit quality issues facing financial institutions (particularly community banks) and we will continue to monitor our loan portfolio carefully during the first quarter and beyond, maintaining our conservative view of the issues that impact our risk profile."

      Additional information and further clarity will be provided in Columbia's complete earnings release and conference call scheduled for Wednesday, January 23, 2008.

      Conference Call and Audio Webcast

      Columbia Bancorp will hold its fourth quarter and year end conference call and live webcast on Wednesday, January 23, 2008. The 2007 fourth quarter and year-end earnings release will be distributed before the market opens that day.

      Roger Christensen, President and Chief Executive Officer, along with the executive management team, will host a conference call for investors, analysts and other interested parties beginning at 12:00 p.m. Pacific Time (3:00 p.m. Eastern Time). To participate in the call, dial 1-877-407-9210. The live webcast can also be heard by going to Columbia Bancorp's Web site, http://www.columbiabancorp.com and selecting Presentations/Webcast under Investor Relations.

      A replay of the call will be available until January 30, 2008, starting two hours after the completion of the live call. To listen to the replay, dial 1-877-660-6853, account #286 and use access code 266258. A text version of the webcast will be archived on Columbia Bancorp's web site.

COLUMBIA BANCORP ANNOUNCES EARNING ESTIMATES
January 9, 2008
Page 2 of 2

      ABOUT COLUMBIA BANCORP

      Columbia Bancorp (http://www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 22 branches located in The Dalles (2), Hood River, Bend (3), Madras, Redmond (2), Pendleton, Hermiston, McMinnville, Lake Oswego, Canby, and Newberg, Oregon, and in Goldendale, White Salmon, Sunnyside, Yakima, Vancouver, Pasco and Richland, Washington. To supplement its community banking services, Columbia River Bank also provides mortgage-lending services through Columbia River Bank Mortgage Team and brokerage services through CRB Financial Services Team.

      FORWARD LOOKING STATEMENTS

      This press release contains various forward-looking statements about plans and anticipated results of operations and financial condition relating to Columbia Bancorp. These statements include statements about management's present plans and intentions about our strategy, growth, and deployment of resources, and about management's expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like "may", "will", "should", "expect", "anticipate", "estimate", "continue", "plans", "intends", or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain management's current plans, they are subject to various risks and uncertainties which could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to estimate accurately the collectibility of our loans, economic and other factors which affect the collectibility of our loans, the impact of competition and fluctuations in market interest rates on Columbia's revenues and margins, management's ability to open and generate growth from new branches and other risks and uncertainties that we have in the past, or that we may from time to time in the future, detail in our filings with the Securities and Exchange Commission ("SEC"). Information presented in this release is accurate as of the date the report was filed with the SEC, and we cannot undertake to update our forward-looking statements or the factors that may cause us to deviate from them, except as required by law.